UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2009
FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842

(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032

(Address of Principal Executive Offices)	(Zip Code)
(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 1, 2009, Flow International Corporation (“Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that on August 28, 2009 it entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement by and among the Company, Bank of America, N.A., as Agent, Lender, L/C Issuer and Swing Line Lender, U.S. Bank National Association, as a Lender, and Wells Fargo Bank N.A., as a Lender (the “Credit Facility” and, as amended by the Amendment, the “Amended Credit Facility”).
The Amendment made changes to the applicable rates charged to the Company, which are dependent on the Company’s consolidated leverage ratio. The Amendment also provides for changes and other adjustments to the definitions of consolidated adjusted EBITDA, and consolidated fixed charge coverage ratio. The Amendment eliminated the requirement of the Company to maintain a minimum consolidated adjusted EBITDA for the trailing four quarters of $8 million. Under the revised covenants in the Amended Credit Facility, the Company must maintain the following financial ratios:

	Maximum Consolidated	Minimum Fixed Charge
	Leverage Ratio (i)	Coverage Ratio (ii)
Fiscal Year 2010
First Quarter	3.25x	2.0x
Second Quarter	3.35x	1.2x
Third Quarter	3.50x	1.2x
Fourth Quarter	3.35x	1.2x
Fiscal Year 2011
First Quarter	2.75x	2.0x
Thereafter	2.50x	2.0x

(i)	Defined as the ratio of consolidated indebtedness, excluding the promissory notes to be issued to OMAX, to consolidated adjusted EBITDA for the most recent four fiscal quarters.

(ii)	Defined as the ratio of consolidated adjusted EBITDA, less income taxes and maintenance capital expenditures, during the most recent four quarters to the sum of interest charges during the most recent four quarters and scheduled debt repayments in the next four quarters.
The revised covenants also require the Company to meet a liquidity test such that its consolidated indebtedness shall not exceed the total of 65% of the book value of the Company’s accounts receivable and 40% of the book value of the Company’s inventory.
The amended definitions and financial covenant provisions set forth in the Amendment and summarized above (other than those applicable for the first quarter of fiscal year 2010, which are unconditionally effective) are conditioned upon the Company raising $10 million or more of new capital through one or more sales of the Company’s common or preferred stock or any rights in or to the Company’s common or preferred stock on or prior to the last day of the Company’s second fiscal quarter of fiscal year 2010. In the event that the sale of new capital is for equity other than common stock, then the Agent and Lenders of the Credit Facility must consent to the terms of such offering.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and the summary contained herein is qualified in its entirety to the text of the Amendment itself.
Item 7.01. Regulation FD
On September 1, 2009, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the entry into the Amendment, and the Company issued a press release, attached hereto as Exhibit 99.2, announcing its intent to conduct an offering of common stock.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.1	First Amendment dated August 28, 2009 to the Second Amended and Restated Credit Agreement by and among the Flow International Corporation, Bank of America, N.A., as Agent, Lender, L/C Issuer and Swing Line Lender, U.S. Bank National Association, as a Lender, and Wells Fargo Bank N.A., as a Lender

99.1	Press Release dated September 1, 2009

99.2	Press Release dated September 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: September 1, 2009	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary